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Opinion of Counsel                                                    EXHIBIT 10



November 25, 1997




IDS Investment Series, Inc.
IDS Tower 10
Minneapolis, Minnesota 55440-0010


Gentlemen:

I have examined the Articles of Incorporation and the By-Laws of the Company and all necessary certificates, permits, minute books, documents and records of the Company, and the applicable statutes of the State of Minnesota, and it is my opinion:

(a) That the Company is a corporation duly organized and existing under the laws of the State of Minnesota with an authorized capital stock of 10,000,000,000 shares, all of $.01 par value, that such shares may be issued as full or fractional shares;

(b) That all such authorized shares are, under the laws of the State of Minnesota, redeemable as provided in the Articles of Incorporation of the Company and upon redemption shall have the status of authorized shares and unissued shares;

(c) That the Company registered on November 29, 1992 an indefinite number of shares pursuant to Rule 24f-2; and


(d) That shares which were sold at not less than their par value and in accordance with applicable federal and state securities laws were legally issued, fully paid and nonassessable.

I hereby consent that the foregoing opinion may be used in connection with this Post-Effective Amendment.



Leslie L. Ogg
Attorney at Law
901 S. Marquette Ave, Suite 2810
Minneapolis, Minnesota   55402-3268




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